                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) _________

                       -----------------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                             10043
(Address of principal executive office)                       (Zip Code)

                       -----------------------------------

                      American General Finance Corporation
               (Exact name of obligor as specified in its charter)

         Indiana                                              35-0416090
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification no.)

601 N.W. Second Street
Evansville, Indiana                                              47708
(Address of principal executive offices)                       (Zip Code)

                       -----------------------------------
                                 Debt Securities
                       (Title of the indenture securities)

Item 1. General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

           Name                                           Address
---------------------------                          ----------------
Comptroller of the Currency                          Washington, D.C.

Federal Reserve Bank of New York                     New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation                Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2. Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2005 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                              -------------------

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 12th day of July, 2005.

                                             CITIBANK, N.A.

                                             By  /s/ John J. Byrnes
                                                 -----------------------------
                                                 John J. Byrnes
                                                 Vice President

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2005 - attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                              -------------------

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 12th day of July, 2005.

                                            CITIBANK, N.A.

                                            By /s/ John J. Byrnes
                                               --------------------------------
                                               John J. Byrnes
                                               Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on March 31, 2005, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                                                                                                THOUSANDS OF DOLLARS
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin.......................................................       $        15,630,000
Interest-bearing balances................................................................................                26,770,000
Held-to-maturity securities..............................................................................                    47,000
Available-for-sale securities............................................................................               108,258,000
Federal funds sold in domestic Offices...................................................................                 4,418,000
Federal funds sold and securities purchased under agreements to resell...................................                10,700,000
Loans and leases held for sale...........................................................................                 2,345,000
Loans and lease financing receivables:
         Loans and Leases, net of unearned income........................................................               373,201,000
LESS: Allowance for loan and lease losses................................................................                 7,574,000
Loans and leases, net of unearned income, allowance, and reserve.........................................               365,627,000
Trading assets...........................................................................................                89,239,000
Premises and fixed assets (including capitalized leases).................................................                 4,199,000
Other real estate owned..................................................................................                    66,000
Investments in unconsolidated subsidiaries and associated companies......................................                 1,013,000
Customers' liability to this bank on acceptances outstanding.............................................                 1,207,000
Intangible assets: Goodwill..............................................................................                 9,424,000
Intangible assets: Other intangible assets...............................................................                10,886,000
Other assets.............................................................................................                34,763,000
                                                                                                                -------------------
TOTAL ASSETS.............................................................................................       $       684,592,000
                                                                                                                ===================

LIABILITIES
Deposits: In domestic offices............................................................................       $       128,351,000
Noninterest- bearing.....................................................................................                24,391,000
Interest- bearing........................................................................................               103,960,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs............................................               335,376,000

Noninterest- bearing.....................................................................................                26,016,000
Interest- bearing........................................................................................               309,360,000
Federal funds purchased in domestic Offices..............................................................                13,363,000
Federal funds purchased and securities sold under agreements to repurchase...............................                 6,817,000
Demand notes issued to the U.S. Treasury.................................................................                         0
Trading liabilities......................................................................................                46,571,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss.......                50,035,000
Bank's liability on acceptances executed and outstanding.................................................                 1,207,000
Subordinated notes and debentures........................................................................                14,977,000
Other liabilities........................................................................................                32,173,000
                                                                                                                -------------------
TOTAL LIABILITIES........................................................................................       $       628,870,000
                                                                                                                ===================
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES...........................................................                   497,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus............................................................                 1,950,000
Common stock.............................................................................................                   751,000
Surplus..................................................................................................                26,034,000
Retained Earnings........................................................................................                27,666,000
                                                                                                                --------------------
Accumulated net gains (losses) on cash flow hedges.......................................................                -1,176,000
Other equity capital components..........................................................................                         0
                                                                                                                --------------------
TOTAL EQUITY CAPITAL.....................................................................................       $        55,225,000
                                                                                                                ===================
TOTAL LIABILITIES AND EQUITY CAPITAL.....................................................................       $       684,592,000
                                                                                                                ===================

I, William J. Gonska, Controller & Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

William J. Gonska, CONTROLLER & VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
ROBERT B. WILLUMSTAD
DIRECTORS